Exhibit 10.30

TERAFORCE TECHNOLOGY CORPORATION
AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	PURPOSE.

     The purposes of the Stock Incentive Plan (the “Plan”) are to enable TeraForce Technology Corporation (the “Company”) and its Subsidiaries, if any, to attract and retain directors and key employees and to provide them with additional incentive to advance the interests of the Company. For the purposes of the Plan, the term “Subsidiary” means any corporation or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or equity interests therein.

2.	ADMINISTRATION.

     (a)      The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of not less than two members of the Board.

     (b)      The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary and advisable for the administration of the Plan.

     (c)      Notwithstanding any provision contained in this Plan, the Board of Directors shall have the authority, in addition to the authority that the Board may delegate to the Committee, to issue stock options, and to award restricted stock, restricted stock units, performance units and bonus stock, in compliance with the terms of this Plan as the Board of Directors shall in its discretion determine to be necessary or appropriate.

3.	ELIGIBILITY.

     (a)      Officers and employees of the Company or any Subsidiary shall be eligible to be granted incentive stock options (with respect to officers and key employees), and officers, consultants, and employees of the company or any subsidiary shall be eligible to receive non-qualified stock options (collectively “stock options”) and to receive restricted stock, restricted stock units, performance units or bonus stock awards as described herein.

     (b)      Non-employee directors of the Company shall be eligible to be granted non-qualified stock options and to receive restricted stock, restricted stock units, performance units or bonus stock awards as described herein.

4.	SHARES AVAILABLE.

     The aggregate number of shares of the Company’s Common Stock, $.01 par value (“Common Stock”), which may be issued and as to which grants or awards of stock options, restricted stock, restricted stock units, performance units or bonus stock may be made under the Plan is the greater of (i)

21,000,000 shares and (ii) a number of shares equal to 12% of the number of Fully Diluted Shares outstanding from time to time, subject to adjustment and substitution as set forth in Section 8. Fully Diluted Shares shall mean the a number equal to the sum of (a) the number of shares of Common Stock outstanding, (b) the number of shares of Common Stock reserved for issuance upon the conversion of convertible preferred stock, (c) the number of shares of Common Stock reserved for issuance upon the conversion of convertible debt and (d) the number of shares of Common Stock reserved for issuance upon the exercise of warrants. Not more than 3,000,000 shares of Common Stock shall be available for restricted stock or restricted stock units and not more than 5,000,000 shares of Common Stock will be available for incentive stock options as defined in Section 5 (a) herein. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock or the right to receive shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted stock or restricted stock units awarded under the Plan, the shares so forfeited or covered by such right shall not again be available for the purposes of the Plan. To the extent any award of performance units is not earned or is paid in cash rather than shares, the number of shares covered thereby shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

5.	GRANTS AND AWARDS.

     (a)      The Committee shall have authority, in its discretion, to grant incentive stock options pursuant to Section 422 of the Internal Revenue Code (the “Code”) and nonqualified stock options, and to award restricted stock, restricted stock units, performance units and bonus stock, provided such grants or awards are otherwise made in compliance with the provisions of this Plan.

     Notwithstanding any other provision contained in the Plan or in any stock option agreement, the aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000; provided, however, that all or any portion of a stock option which cannot be exercised because of such limitation shall be treated as a non-qualified option.

     (b)      With respect to non-employee directors, the Board or the Committee shall be authorized to grant non-qualified stock options and to award restricted stock, restricted stock units, performance units, and bonus stock in such amounts and on such terms as the Board or the Committee may in its discretion determine, provided such grants or awards are otherwise made in compliance with the provisions of this Plan.

     (c)      The maximum number of shares covered by all grants or awards in any fiscal year of the Company to any participant shall not exceed 2,000,000 shares (subject to adjustment and substitution as set forth in Section 8).

     (d)     If a grantee of a stock option, restricted stock or performance unit engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or directorship) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee, declare forfeited all restricted stock or restricted stock units held by the grantee as to which the restrictions have not yet lapsed and terminate all outstanding performance unit awards held by the grantee for which the applicable Performance Period has not been completed; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment or directorship has been extended as provided in Section 9(c), if the lapse of the restrictions applicable to restricted shares or restricted share units has been accelerated as provided in Section 9(d), or if a performance unit has been deemed to have been earned as provided in Section 9 (e). Whether a grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall be determined by the Committee in its discretion, and any such determination shall be final and binding.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

     Stock options granted under the Plan shall be subject to the following terms and conditions:

     (a)      The purchase price at which each incentive stock option may be exercised (the “option price”) shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock covered by the incentive stock option on the date of grant; provided, however, that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary (a “Ten Percent Employee”), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 6(a), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any company, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

     (b)      The option price for each non-qualified stock option shall be determined by the Committee but may not be less than 75% (seventy-five percent) of the fair market value of the Common Stock on the date the non-qualified stock option is granted.

     (c)      The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased; except that any portion of the option price representing a fraction of a share shall in any event be paid in cash. Notwithstanding any procedure of a broker or other agent sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no Common Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of Common Stock available for issuance under the Plan.

     (d)     No stock option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply if Section 9(b) becomes applicable or if the issuance or grant of the stock option has been approved by the Board. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent

Employee) from the date of grant. To the extent it is exercisable, a stock option may be exercised at any time in whole or in part.

     (e)      The Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the stock option agreement otherwise provides, the option shall become exercisable on a cumulative basis as to 33-1/3% of the total number of shares covered thereby on each of the first, second, and third anniversary dates of the date of grant of the option.

     (f)      No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

     (g)      Unless the Committee, in its discretion, shall otherwise determine:

               (i)      If the employment or directorship of a grantee who is not disabled within the meaning of Section 422 (c) (6) of the Code (a “Disabled Grantee”) is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such incentive stock option or within three months after the date of such termination, whichever is the shorter period;

               (ii)      If the employment or directorship of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding nonqualified stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such non-qualified stock option or within one year after the date of such termination, whichever is the shorter period;

               (iii)      If the employment or directorship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary, any then outstanding stock option held by such grantee shall be exercisable by the grantee in full (whether or not so exercisable by the grantee immediately prior to such termination) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of such termination, whichever is the shorter period;

               (iv)      Following the death of a grantee during employment or while serving as a director, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

               (v)      Following the death of a grantee after termination of employment or directorship during a period within which a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

               (vi)      Unless the exercise period of a stock option following termination of employment or directorship has been extended as provided in Section 9(c), if the employment or directorship of a grantee terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination shall automatically terminate.

     (h)      In each subparagraph of Section 6(g), whether termination of employment or directorship is a voluntary termination with the consent of the Company or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case by the Committee in its discretion and any such determination by the Committee shall be final and binding.

     (i)      All stock options shall be confirmed by an agreement, which shall be executed on behalf of the Company by an executive officer authorized by the Committee and by the grantee, and shall contain such provisions, restrictions and conditions as are not inconsistent with this Plan but need not be identical. The provisions of this Plan shall be deemed to be set forth in full or incorporated by reference in each such agreement.

     (j)      The term “fair market value” for all purposes of the Plan shall mean the market price of the Common Stock, determined by the Committee as follows:

               (i)      If the Common Stock is traded on a stock exchange, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

               (ii)      If the Common Stock is traded in the Nasdaq Stock Market and is classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the Nasdaq National Market system for such date;

               (iii)      If the Common Stock is traded in the Nasdaq Stock Market, but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and

               (iv)      If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     (k)      The obligation of the Company to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     (l)      Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 6(i), or an amendment thereto.

     (m)      The Company may, at the time any distribution is made under the Plan, whether in cash or in Common Stock, or at the time any stock option is exercised, withhold from such distribution or Common Stock issuable upon the exercise of a stock option, any amount necessary to satisfy federal, state or local tax withholding requirements with respect to such distribution or exercise of such stock option. Such withholding may be satisfied, at the Company’s option, either by cash or the Company’s withholding of shares of Common Stock. Agreements may contain withholding provisions applicable only to participants who are subject to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), Section 16 (“Section 16 Persons”).

7.      TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNIT, PERFORMANCE UNIT AND BONUS STOCK AWARDS.

     (a)      Restricted Stock and Units. Restricted stock or restricted stock unit awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of restricted Common Stock or restricted stock units entitling the holder to receive Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares or units while such shares or units are subject to other restrictions imposed under this Section 7), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance based events) the occurrence of which would cause a forfeiture of restricted Stock or restricted share units and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted stock or restricted stock unit awards shall be effective only upon execution of the applicable restricted stock or restricted stock unit agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the grantee.

     Restricted stock or restricted stock units may be issued for no consideration other than for services to be rendered or for such consideration as shall be determined at the time of award by the Committee.

     Except as otherwise specified by the Committee at the time of award of restricted stock or restricted stock units, restricted stock or restricted stock units issued shall vest (i.e., become nonforfeitable,) as follows: 33 1/3% on the date of the first anniversary of the date of issuance of the restricted stock or restricted stock units and an additional 33 1/3% on each anniversary date thereafter. If prior to full vesting of the restricted stock or restricted stock units the employment or directorship of the holder thereof is voluntarily terminated with the consent of the Company or Subsidiary or the holder retires under any retirement plan of the Company or a Subsidiary or dies during employment or directorship, the Committee may in its absolute discretion determine to vest all or any part of the restricted stock or restricted stock units except as otherwise provided in Section 9(e). If the employment or directorship of the holder of restricted stock or restricted stock units terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all unvested restricted stock or restricted stock units shall be forfeited. Whether the termination of employment or directorship is a voluntary termination with the consent of the Company or a Subsidiary shall be determined by the Committee in its discretion, and a determination by the Committee on any matter with respect to restricted stock or restricted stock units shall be final and binding on both the Company and the holder of restricted stock or restricted stock units.

     Following a restricted stock award and prior to the lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted stock in escrow (which may be an escrow in the custody of an officer of the Company). Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for such restricted stock. From the date a restricted share award is effective, the grantee shall be a stockholder with respect to all the shares represented by such certificates and shall have all the rights of a stockholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee. The grantee of restricted share units shall not have any rights as a stockholder until the delivery to the grantee of shares on lapse of the restrictions imposed.

     (b)      Performance Units. The Committee may award performance units which shall be earned by an awardee based on the level of performance over a specified period of time by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually, as determined by the Committee. For the purposes of the grant of performance units, the following definitions shall apply:

               (i)      “Performance unit” shall mean an award, expressed in dollars or shares of Common Stock of, granted to an awardee with respect to a Performance Period. Awards expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Company, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

               (ii)      “Performance Period” shall mean an accounting period of the Company or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

               (iii)      “Performance Target” shall mean that level of performance established by the Committee which must be met in order for the performance unit to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually as may be established or revised from time to time by the Committee.

               (iv)      “Minimum Target” shall mean a minimal level of performance established by the Committee which must be met before any part of the performance unit is earned. The Minimum Target may be the same as or less than the Performance Target in the discretion of the Committee.

     An awardee shall earn the performance unit in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the performance unit shall have been earned by the awardee. If the Minimum Target is attained but the Performance Target is not attained, the portion of the performance unit earned by the awardee shall be determined on the basis of a formula established by the Committee.

     Payment of earned performance units shall be made to awardees following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned performance units, whether expressed in dollars or shares, may be made in cash, in Common Stock, or partly in cash and partly in Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Stock, as of the date the amount payable is determined by the Committee.

     If prior to the close of the Performance Period the awardee of performance units is voluntarily terminated with the consent of the Company or a Subsidiary or the awardee retires under any retirement plan of the Company or a Subsidiary or the awardee dies during employment or directorship, the Committee may in its absolute discretion determine to pay all or any part of the performance unit based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination of employment, or directorship, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant. If the Committee in its discretion determines that all or any part of the performance unit shall be paid, payment shall be made to the awardee or his or her estate as promptly as practicable following such determination and may be made in cash, in Common Stock, or partly in cash and partly in Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Committee.

     Except as otherwise provided in Section 9(e), if the employment or directorship of an awardee of performance units terminates prior to the close of a Performance Period for any reason other than voluntary termination with the consent of the Company or a Subsidiary or retirement under any retirement plan of the Company or a Subsidiary or death, the performance units of the awardee shall be deemed not to have been earned, and no portion of such performance units may be paid. Whether termination of employment or directorship is a voluntary termination with the consent of the Company or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to performance units shall be final and binding on both the Company and the awardee.

     Performance unit awards shall be evidenced by a written agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the performance unit, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance unit awards shall be effective only upon execution of the applicable performance unit agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.

     (c)      Bonus Stock. The Committee shall have the authority in its discretion to award shares of bonus Common Stock to eligible individuals from time to time in recognition of the contribution of the awardee to the performance of the Company, a Subsidiary or Subsidiaries, or any branch, department or other portion thereof, in recognition of the awardee’s individual performance or on the basis of such other factors as the Committee may deem relevant.

8.	ADJUSTMENT AND SUBSTITUTION OF SHARES.

     If a dividend or other distribution shall be declared upon the Common Stock payable in Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, restricted stock units or performance unit awards and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options or awards shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution. Common Stock so distributed with respect to any restricted stock held in escrow shall be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted stock on which they were distributed.

     If the outstanding Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, whether through reorganization, reclassification, recapitalization, stock splitup, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option, restricted stock unit or performance unit award, and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option or award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any shares of restricted stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of restricted stock in respect of which such stock, securities, cash or other property was issued or distributed.

     In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of shares of restricted stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted stock exchanged therefor.

     If any such adjustment or substitution provided for in this Section 8 requires the approval of stockholders in order to enable the Company to grant incentive stock options, then no such adjustment or substitution shall be made without the required stockholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

9.	ADDITIONAL RIGHTS IN CERTAIN EVENTS.

     (a)      Definitions. For purposes of this Section 9, the following terms shall have the following meanings:

               (i)      The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act.

               (ii)      Beneficial ownership shall be determined as provided in Rule 13d3 under the 1934 Act as in effect on the effective date of the Plan.

               (iii)      “Voting Stock” shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of “Voting Power” of a company shall mean such number of shares of Voting Stock as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote).

               (iv)      “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

               (v)      “Section 9 Event” shall mean the date upon which any of the following events occurs:

                         (A)      The Company acquires actual knowledge that any Person has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 20% or more of the Voting Power of the Company, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company, or a Person approved by the Board that has acquired 20% or more but less than 50% of the Voting Power of the Company; or

                         (B)      A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 20% or more of the Voting Power of the Company; or

                         (C)      A solicitation subject to Rule 14a11 under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Company; or

                         (D)      The stockholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the stockholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 20% of the consolidated assets of the Company immediately prior to the transaction; provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in Section 9(a)(v)(A), (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14DI (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in Section 9(a)(v)(B), or (iii) if a grantee is a “participant” as defined in Rule 14a11 under the 1934 Act (or any successor Rule) in a solicitation (other than a solicitation by the Company) referred to in Section 9(a)(v)(C), then no Section 9 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

     (b)      Acceleration of the Exercise Date of Stock Options. Unless the agreement referred to in Section 6(i), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 9 Event occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 9(a) (v) ) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     (c)      Extension of the Expiration Date of Stock Options. Unless the agreement referred to in Section 6(i), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 9(a)(v)) whose employment or directorship with the Company or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment or directorship, but in no event after the expiration date of the stock option.

     (d)      Lapse of Restrictions on Restricted Stock or Restricted Stock Unit Awards. If any Section 9 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock or restricted stock unit awards under the Plan (other than those held by a person referred to in the proviso to Section 9(a) (v)), all such restrictions shall lapse upon the occurrence of any such Section 9 Event regardless of the scheduled lapse of such restrictions.

     (e)      Payment of Performance Units. If any Section 9 Event occurs prior to the end of any Performance Period, all performance units awarded with respect to such Performance Period (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall be deemed to have been fully earned as of the date of such Section 9 Event, regardless of the attainment or non-attainment of the Performance Target or any Minimum Target, and shall be paid to the awardees thereof as promptly as practicable thereafter. If the performance unit is not expressed as a fixed amount in dollars or shares, the Committee may provide in the performance unit agreement for the amount to be paid in the case of a Section 9 Event.

10.	EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER.

     Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee or consultant any right to be granted a stock option or to be awarded restricted stock, restricted stock units, performance units or bonus stock under the Plan. Nothing in the Plan, in any stock option, in any restricted stock, restricted stock unit, performance unit or bonus share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

11.	AMENDMENT.

     (a)      The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no such alteration or amendment of the Plan shall, without stockholder approval (i) increase by more than 10% the total number of shares which may be issued under the Plan to Section 16 Persons, (ii) materially increase the benefits accruing under the Plan to Section 16 Persons, (iii) materially modify the requirements as to eligibility for participation in the Plan by Section 16 Persons, (iv) make any changes in the class of employees eligible to receive incentive stock options under the Plan, or (v) increase the number of shares with respect to which incentive stock options may be granted under the Plan. Approval of the Plan by the stockholders of the Company pursuant to Section 12 shall also be deemed to constitute approval of any amendments to Section 6(f) that are designed to take advantage of changes in income tax or securities laws or regulations adopted for the purpose of reducing or eliminating restrictions on transferability of options. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, restricted stock, restricted stock units, performance units or bonus stock theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     (b)      It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the 1934 Act, and any regulations promulgated thereunder. If any provision of the Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of stock options under the Plan shall be executed in accordance with the requirements of Section 16 of the 1934 Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the 1934 Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any stock options granted thereunder or the Rule’s requirements.

12.	EFFECTIVE DATE AND DURATION OF PLAN.

     The effective date and date of adoption of the Plan shall be the date of approval of the Plan by the Stockholders. No stock option may be granted, and no restricted stock, restricted stock units, bonus stock or performance units payable in Common Stock may be awarded under the Plan subsequent to December 13, 2005.

13.	INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have as directors, the members of the Committee administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of such member’s duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.